AMENDMENT
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                      AND
                         CAPITAL GUARDIAN TRUST COMPANY

      This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser
("Adviser"), and CAPITAL GUARDIAN TRUST COMPANY, a California corporation and registered investment adviser ("Sub-Adviser").

      WHEREAS, the Adviser and the Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of December 3, 2007 (as amended, the "Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of the JNL Series Trust; and

      WHEREAS, the Adviser has replaced Capital Guardian Trust Company as Sub-Adviser to the JNL/Capital Guardian International U.S. Growth Equity Fund ("Fund"); and

      WHEREAS, in order to reflect the above-referenced replacement, Schedule A and Schedule B must be amended to remove the Fund from the Agreement.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

      1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 30, 2012, attached hereto.

      2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 30, 2012, attached hereto.

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of November 23, 2011, effective as of April 30, 2012.

JACKSON NATIONAL ASSET MANAGEMENT, LLC         CAPITAL GUARDIAN TRUST COMPANY

By:    /s/ Mark D. Nerud                       By:    /s/ Darin Y. Kita
       -------------------------------                -----------------------
Name:  Mark D. Nerud                           Name:  Darin Y. Kita
Title: President and CEO                       Title: Vice President

                                   SCHEDULE A
                              DATED APRIL 30, 2012
                                    (Funds)

              ----------------------------------------------------
                JNL/Capital Guardian Global Diversified Research
                                      Fund
              ----------------------------------------------------
                   JNL/Capital Guardian Global Balanced Fund
              ----------------------------------------------------

                                   SCHEDULE B
                              DATED APRIL 30, 2012
                                 (Compensation)

              ----------------------------------------------------
                   JNL/Capital Guardian Global Balanced Fund
              ----------------------------------------------------

              AVERAGE DAILY NET ASSETS               ANNUAL RATE
              ----------------------------------------------------

              $0 to $400 Million:                       .425%
              ----------------------------------------------------
              Over $400 Million:                        .375%
              ----------------------------------------------------

              ----------------------------------------------------
                JNL/Capital Guardian Global Diversified Research
                                     Fund
              ----------------------------------------------------

              AVERAGE DAILY NET ASSETS               ANNUAL RATE
              ----------------------------------------------------

              $0 to $200 Million:                        .50%
              ----------------------------------------------------
              $200 to $400 Million:                      .45%
              ----------------------------------------------------
              Over $400 Million:                         .40%
              ----------------------------------------------------

                                      B-1